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                                                              EXHIBIT 10 (ii)(2)

                             AMENDMENT NUMBER TWO TO
                  NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN
               (As Amended and Restated Effective January 1, 2002)

     WHEREAS, The Northern Trust Company (the "Company") maintains the Northern Trust Employee Stock Ownership Plan, As Amended and Restated Effective January 1, 2002 (the "Plan"); and

     WHEREAS, an amendment of the Plan is now considered desirable;

     NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan and pursuant to the authority delegated to the undersigned officer by resolutions of the Board of Directors of the Company dated November 19, 2002, the Plan is hereby amended, effective January 1, 2003, as follows:

1 To delete the first sentence of section 4.1 of the Plan in its entirety and to substitute the following therefor:

     "Subject to section 4.2, for each Plan Year that begins on or after January 1, 2003, Employer Contributions under the Plan will be paid to the Trust in an amount equal to 1% of each Participant's Compensation for such Plan Year; provided that for the Plan Year which begins January 1, 2003, the total, annual Employer Contributions for all Participants shall be no less than $5.4 million; and provided, further, that any additional Employer Contribution in excess of 1% of Participants' Compensation that is required to satisfy this total contribution requirement for 2003 shall be allocated to Participants in the proportion that each such Participant's Compensation for the 2003 Plan Year (considering for this purpose only Compensation paid while a Participant is in the Plan) bears to the total Compensation of all such Participants."

2 To delete the period at the end of the last sentence of section 4.1 of the Plan, to substitute a semi-colon therefor, and to add the following after such semi-colon:

     "provided, however, that for the Plan Year which begins January 1, 2003, Forfeitures shall be treated as provided in section 7.4(e)(2)."

3 To delete section 7.4(e) of the Plan in its entirety and to substitute the following therefor:

     "(e)(1) Except as otherwise provided in subsection (e)(2) below, effective January 1, 2002, all Forfeitures under the Plan shall be used to reduce

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               future Employer Contributions by the Company and Participating
               Employers under section 4.1 of the Plan.

          (2) Anything in the Plan to the contrary notwithstanding, for the Plan Year which begins January 1, 2003, Forfeitures shall not be used to reduce the total, annual Employer Contributions for all Participants for such Plan Year below $5.4 million, but shall instead be allocated to Participants in the proportion that each such Participant's Compensation for the 2003 Plan Year (considering for this purpose, only Compensation paid while a Participant is in the Plan) bears to the total Compensation of all such Participants; provided, however, that if the total, annual Employer Contributions for the Plan Year which begins January 1, 2003, would otherwise exceed $5.4 million, Forfeitures may be used to reduce any such Employer Contributions in excess of $5.4 million before any allocation of Forfeitures is made to Participants pursuant to this subsection (e)(2)."

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf as of November 19, 2002.

                                            THE NORTHERN TRUST COMPANY

                                            By:      /s/ Martin J. Joyce, Jr.
                                               ---------------------------------
                                                  Martin J. Joyce, Jr.
                                                  Senior Vice President